Exhibit 99.1

LiveOne Expects to Report Record Q2 Revenue, Adjusted EBITDA* and Membership Growth in Fiscal 2023

Q2 Fiscal 2023 Revenue of Least $23 Million and Adjusted EBITDA* of Approximately $4 Million

Breaks 18-Year Quarterly Record of 181,000 New Members Including 154,000 New Paid Members During the Quarter

Company’s Audio Division of Slacker and PodcastOne Alone to Post Q2 Revenue of $21 Million and Adjusted EBITDA* of Approximately $6 Million

Company Raises Full-Year Fiscal 2023 Adjusted EBITDA* Guidance Again to Between $8.5 Million and $11.5 Million

Expects to File S-1 for PodcastOne Spinout and Planned Dividend of a Portion of Its Common Equity to 15K+ LiveOne Shareholders by December 31, 2022

Los Angeles, CA – October 25, 2022 – LiveOne (Nasdaq: LVO), an award-winning, creator-first, music, entertainment and technology platform, announced today that on a preliminary and unaudited basis it expects to report consolidated revenue in excess of $23 million, Adjusted EBITDA* of approximately $4 million, and current assets of approximately $25 Million for its second fiscal quarter ended September 30, 2022 (“Q2 Fiscal 2023”).

LiveOne’s Audio Division consisting of streaming music service provider, Slacker Radio and podcast network, PodcastOne, is expected to post revenue of $21 million and Adjusted EBITDA* of approximately $6 million for Q2 Fiscal 2023.

Paid members as of September 30, 2022 increased to 1.75 million, a net increase of approximately 154,000 as compared June 30, 2021. Total members (paid and free ad-supported) as of September 30, 2022 were 2.55 million.**

LiveOne is also raising its consolidated full-year Fiscal 2023 Adjusted EBITDA* guidance to between $8.5 million and $11.5 million largely based on the continued strong operating performance of its Audio Division.

In July 2022, LiveOne announced that PodcastOne closed a $8.1 Million financing at a post-money valuation of $68 million as part of its intention to spin-out PodcastOne as a separate public company and dividend of a portion of its common equity to 15K+ LiveOne shareholders (“Dividend”). LiveOne expects to file a Registration Statement on Form S-1 with the U.S. Securities and Exchange Commission by December 31, 2022 and complete the spin-out by the end of its Fiscal 2023. LiveOne will announce a record date for the Dividend on a later date, subject to meeting applicable regulatory requirements.

The select anticipated financial results for the Q2 Fiscal 2023 discussed in this press release are based on management’s preliminary unaudited analysis of financial results for such quarter. As of the date of this press release, LiveOne has not completed its financial statement reporting process for Q2 Fiscal 2023, and LiveOne’s independent registered accounting firm has not audited the preliminary financial results discussed in this press release. During the course of LiveOne’s quarter-end closing procedures and review process, LiveOne may identify items that would require it to make adjustments, which may be material, to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary financial results.

About LiveOne, Inc.

Headquartered in Los Angeles, California, LiveOne, Inc. (NASDAQ: LVO) (the “Company”) is an award-winning, creator-first, music, entertainment and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. The Company was awarded Best Live Moment by Digiday for its “Social Gloves” PPV Event and has been a finalist for 8 more awards, including Best Live Event, Best Virtual Event, Best Overall Social Media Excellence, and Best Original Programming from Cynopsis and Digiday. As of September 30, 2022, the Company has accrued a paid and free ad-supported membership base of 2.55 million*, streamed over 2,900 artists, has a library of 30 million songs, 600 curated radio stations, over 300 podcasts/vodcasts, hundreds of pay-per-views, personalized merchandise, released music-related NFTs, and created a valuable connection between fans, brands, and bands. The Company’s wholly-owned subsidiaries include Slacker Radio, Gramophone Media, Palm Beach Records, Custom Personalization Solutions, LiveXLive, PPVOne and PodcastOne, which generates more than 2.1 billion downloads per year and 350 episodes produced per week across its stable of top-rated podcasts. LiveOne is available on iOS and Android mobile devices, Android Automotive, as well as Apple, Android, Roku, Amazon Fire, and Samsung TV devices. LiveOne also has a 24-7 linear OTT channel available on STIRR, through Zync (coming soon), and on LiveOne.com. For more information, visit www.liveone.com and follow us on Facebook, Instagram, TikTok, and Twitter at @liveone.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segment. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, (e) depreciation and amortization (including goodwill impairment, if any), and (f) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full fiscal year 2023 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing, acquisition, spin-out, distribution or transaction, including the proposed spin-out of PodcastOne or its pay-per-view business, the timing of the closing of such proposed event, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the closing of any proposed financing, acquisition, spin-out, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to list on a national exchange; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its users and paid members; the Company identifying, acquiring, securing and developing content; the Company’s intent to repurchase shares of its common stock from time to time under its announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2022, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the SEC on August 15, 2022, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

**	Included in the total number of paid members for the reported periods are certain members which are the subject of a contractual dispute. LiveOne is currently not recognizing revenue related to these members.

LiveOne IR Contact:

(310) 601-2505

ir@liveone.com

Press Contact:

LiveOne

aileen@liveone.com

917.842.9653

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